EXHIBIT 99.1
PANHANDLE OIL AND GAS INC.
Results of Annual Shareholders Meeting
OKLAHOMA CITY, OK– PANHANDLE OIL AND GAS INC. (NYSE-PHX)
     The Company’s shareholders at their annual meeting on March 5, 2009 in Oklahoma City, Oklahoma, re-elected two incumbent directors to additional three-year terms. They are: E. Chris Kauffman of Oklahoma City, Oklahoma and H. Grant Swartzwelder of Dallas, Texas.
At the Board of Director’s meeting following the shareholder’s meeting, Robb P. Winfield was named Chief Accounting Officer in addition to continuing to serve as the Company’s Controller. Prior to joining Panhandle in February 2008, Mr. Winfield was employed for three years in the Revenue Reporting Group at Chesapeake Energy Corporation and spent five years as an auditor with Ernst & Young LLP, with a concentration in the oil and gas industry. He holds a BBA degree with a major in accounting from the University of Oklahoma.
Panhandle Oil and Gas Inc. (NYSE-PHX) is engaged in the exploration for and production of natural gas and oil. Additional information on the Company can be found on the internet at www.panhandleoilandgas.com.
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